UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 21, 2012, Louisiana-Pacific Corporation (the “Company”) entered into (1) a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of March 10, 2009 (the “2017 Indenture”), among the Company, as issuer, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which its 13% Senior Secured Notes due 2017 (the “2017 Notes”) were issued, (2) an amendment (the “ICA Amendment”) to the intercreditor agreement, dated as of March 10, 2009 (the “Intercreditor Agreement”), among the Company, the Guarantors, the Trustee, Bank of America, N.A., as agent under the Company’s asset-backed revolving credit facility (the “ABL Agent”), and Bank of America, N.A. and Royal Bank of Canada, as lenders under such asset-back revolving credit facility (the “ABL Lenders”), relating to the 2017 Notes, (3) an indenture (the “2020 Indenture”) between the Company and the Trustee providing for the issuance by the Company of $350 million aggregate principal amount of 7.500% Senior Notes due 2020 (the “2020 Notes”), and (4) a registration rights agreement (the “Registration Rights Agreement”) among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC (collectively, the “Purchasers”) relating to the 2020 Notes.

Supplemental Indenture relating to the 2017 Notes

The Supplemental Indenture eliminates from the 2017 Indenture substantially all of the restrictive covenants, certain affirmative covenants and certain events of default, and permits the Company to, among other things, incur the indebtedness evidenced by the 2020 Notes. The Supplemental Indenture also eliminates definitions and cross-references that are no longer needed, effects conforming changes to the 2017 Notes and effects waivers of any and all defaults and events of default, and any noncompliance by the Company with any provision of the 2017 Indenture, the 2017 Notes or the Security Documents (as defined in the 2017 Indenture), that may have resulted from the issuance of the 2020 Notes or otherwise existed on May 21, 2012, to the extent that the same may be waived with the consent of the registered holders of a majority in aggregate principal amount of the outstanding 2017 Notes.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

ICA Amendment

The ICA Amendment modifies a provision of the Intercreditor Agreement that could otherwise require the lenders or holders of indebtedness that refinances or replaces the 2017 Notes to bind themselves in writing by the terms of the Intercreditor Agreement so that such provision only applies to lenders or holders of secured indebtedness that refinances or replaces the 2017 Notes.

The foregoing description of the ICA Amendment is not complete and is qualified in its entirety by reference to the ICA Amendment, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

2020 Indenture relating to the 2020 Notes

The Company entered into the 2020 Indenture in connection with the issuance of the 2020 Notes. The Company will be required to pay interest on the 2020 Notes each June 1 and December 1, beginning December 1, 2012. The 2020 Notes will mature on June 1, 2020. The Company may redeem the 2020 Notes, in whole or in part, on or after June 1, 2016, at the redemption prices set forth in the 2020 Indenture, plus accrued and unpaid interest, if any, to the date of redemption, and prior to June 1, 2016, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the 2020 Indenture, plus accrued and unpaid interest, if any, to the date of redemption. The Company may also redeem up to 35% of the aggregate principal amount of the 2020 Notes on or prior to June 1, 2015 at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption with the net cash proceeds of one or more equity offerings. The Company may be required to make an offer to purchase the 2020 Notes in certain circumstances described in the 2020 Indenture, including in connection with a change in control.

The 2020 Indenture contains covenants, which include limitations on restricted payments, dividends and other payments affecting “Restricted Subsidiaries” (as defined in the 2020 Indenture), incurrence of debt, asset sales, transactions with affiliates, liens, guarantees of debt of the Company by domestic Restricted Subsidiaries, creation of unrestricted subsidiaries, mergers and consolidations.

The 2020 Indenture contains customary events of default, including: (1) the Company’s failure to pay the principal on any 2020 Notes when due, at maturity, upon redemption or otherwise; (2) the Company’s failure to pay interest on any 2020 Notes for 30 days after such interest becomes due; (3) the Company’s failure to perform, or its breach of, any other covenant in the 2020 Indenture for 60 days after written notice from the Trustee or holders of at least 25% of the outstanding principal amount of the 2020 Notes demanding cure; (4) nonpayment at maturity or the acceleration of maturity of debt of the Company and any significant subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a significant subsidiary (a “Significant Subsidiary Group”)) in a principal amount in the aggregate of $25.0 million or more; (5) the Company’s or any significant subsidiary’s (or a Significant Subsidiary Group’s) failure to pay a final judgment in excess of $25.0 million which is not discharged for a period of 60 days during which a stay is not in effect; (6) certain events of bankruptcy affecting the Company or any significant subsidiary (or a Significant Subsidiary Group); and (7) any guarantee of the 2020 Notes by a significant subsidiary (or a Significant Subsidiary Group) ceasing to be in full force and effect, being held in a judicial proceeding to be unenforceable or found to be invalid, or a guarantor denying its liability under any such guarantee.

If an event of default described in clause (6) of the preceding paragraph has occurred and is continuing with respect to the Company, the 2020 Indenture provides that the principal and accrued interest on the 2020 Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. If any other event of default occurs and is continuing, the 2020 Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the 2020 Notes may declare the principal and accrued interest of all the 2020 Notes to be due and payable immediately.

The foregoing description of the 2020 Indenture is not complete and is qualified in its entirety by reference to the 2020 Indenture, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to file under the Securities Act of 1933, as amended (the “Securities Act”), no later than 180 days after May 21, 2012, a registration statement (the “Exchange Offer Registration Statement”) relating to an exchange offer (the “Exchange Offer”) pursuant to which notes (the “Exchange Notes”) substantially identical to the 2020 Notes are exchanged (except that such Exchange Notes will be registered pursuant to an effective registration statement under the Securities Act and will not contain terms with respect to the special interest payments described below). The Company is also obligated to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective no later than 210 days following May 21, 2012. The Company also agreed to use commercially reasonable efforts to commence and complete the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days and exchange Exchange Notes for all 2020 Notes validly tendered and not withdrawn before the expiration of the Exchange Offer.

In the event that the Company defaults on these registration obligations, the Company will be obligated to pay special interest to affected holders of 2020 Notes as provided in the 2020 Indenture.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

A copy of the press release announcing the receipt of consents from the holders of the 2017 Notes, the closing of the Company’s Offering of the 2020 Notes, the early settlement of the Company’s tender offer and consent solicitation with respect to certain 2017 Notes, and the Company’s call for redemption of all other outstanding 2017 Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

4.1	First Supplemental Indenture, dated as of May 21, 2012, among Louisiana-Pacific Corporation, as issuer, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Amendment No. 1 to the Intercreditor Agreement, dated as of May 21, 2012, among Louisiana-Pacific Corporation and certain of its subsidiaries, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee, Bank of America, N.A., as agent under Louisiana-Pacific Corporation’s asset-backed revolving credit facility, and Bank of America, N.A. and Royal Bank of Canada, as lenders under such asset-back revolving credit facility

4.3	Indenture, dated as of May 21, 2012, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.4	Registration Rights Agreement, among the Louisiana-Pacific Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC

99.1	Press Release Announcing the Receipt of Noteholder Consents, Closing of Debt Offering, Early Settlement of Tender Offer and Consent Solicitation and Call for Redemption, dated May 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Sallie B. Bailey Sallie B. Bailey Executive Vice President and Chief Financial Officer

Date: May 21, 2012

EXHIBIT INDEX

Number	Exhibit

4.1	First Supplemental Indenture, dated as of May 21, 2012, among Louisiana-Pacific Corporation, as issuer, certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Amendment No. 1 to the Intercreditor Agreement, dated as of May 21, 2012, among Louisiana-Pacific Corporation and certain of its subsidiaries, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee, Bank of America, N.A., as agent under Louisiana-Pacific Corporation’s asset-backed revolving credit facility, and Bank of America, N.A. and Royal Bank of Canada, as lenders under such asset-back revolving credit facility

4.3	Indenture, dated as of May 21, 2012, between Louisiana-Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

4.4	Registration Rights Agreement, among the Louisiana-Pacific Corporation and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC

99.1	Press Release Announcing the Receipt of Noteholder Consents, Closing of Debt Offering, Early Settlement of Tender Offer and Consent Solicitation and Call for Redemption, dated May 21, 2012